China Agri-Business, Inc.

Finance Plaza, 9th Floor, Hi-Tech Road No. 42

Hi-Tech Industrial Development Zone, Xi-An, China 710068

August 12, 2009

Re: Registration Rights Agreement Dated September 29, 2008

Reference is made to that certain Registration Rights Agreement, dated as of September 29, 2008 (the “Agreement”), by and among China Agri-Business, Inc. (the “Company”) and the investors named therein (as identified by their signatures below) (the “Investors”) and  that certain letter agreement dated June 12, 2009 agreed and accepted by the Investors.  Capitalized terms used herein but not otherwise defined in this letter shall have the respective meanings set forth in the Agreement.

The Company and the Investors agree as follows:

1.
The Company shall be obligated to make the payments to the Investors required by Section 2(b) of the Agreement if, and only if, the Registration Statement is not declared effective by the SEC by 5:30 p.m. Eastern time on September 30, 2009 (the “Extended Deadline”).  In the event that the Registration Statement is declared effective by the Extended Deadline, then the Investors waive any and all claims to any payments pursuant to such Section 2(b) of the Agreement.

2.
The Investors and the Company want to clarify that it was the intention of the parties to the Agreement that any liquidated damages required to be paid by the Company under the Agreement are payable only to the holders of the Notes and not to the holders of the Warrants.   The holders of the Warrants and/or Warrant Shares are not entitled to any liquidated damages under the Agreement.

All other terms of the Agreement, including without limitation Section 2(c) of the Agreement, shall continue in full force and effect.  This letter agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement.  This letter agreement shall be governed by and construed in accordance with the laws of the state of New York.

Agreed and Accepted as of the date written above:

CHINA AGRI-BUSINESS, INC.

By:	/s/ Xiaolong Zhou
Name:	Xiaolong Zhou
Title:	Chief Financial Officer

JAG MULTI-INVESTMENTS, LLC

By:	/s/Alexander M. Goren
Name:	Alexander M. Goren
Title:	Managing Member

Keith Guenther

/s/Keith Guenther

[Signature page to Reg. Rights Letter Agreement – August 2009]